UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2020

Trinseo S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Chesterbrook Boulevard, Suite 300,

Berwyn, Pennsylvania 19312

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on which registered
Ordinary Shares, par value $0.01 per share	TSE	New York Stock Exchange

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On June 9, 2020, Trinseo S.A. (the “Company”) held its Annual General Meeting of Shareholders pursuant to notice duly given. A total of 36,095,455 ordinary shares were present or represented by proxy, which accounted for approximately 94.39% of the shares entitled to vote at the Annual General Meeting. The Company’s shareholders voted on the following ten proposals and cast their votes as set forth below.

Annual General Meeting Proposal One: Election of nine directors

The Company’s shareholders approved the election of nine director nominees to serve a term expiring at the 2021 annual general meeting of shareholders by the votes set forth in the table below:

Name	For	Against	Abstain	Broker Non-Votes
Frank A. Bozich	34,352,832	194,057	19,470	1,529,096
K’Lynne Johnson	33,766,444	780,914	19,001	1,529,096
Sandra Beach Lin	34,282,123	265,035	19,201	1,529,096
Philip R. Martens	33,908,506	638,502	19,351	1,529,096
Donald T. Misheff	33,727,029	819,918	19,412	1,529,096
Christopher D. Pappas	34,322,311	224,397	19,651	1,529,096
Henri Steinmetz	34,138,776	408,231	19,352	1,529,096
Mark Tomkins	34,392,903	154,103	19,353	1,529,096
Stephen M. Zide	33,895,297	651,709	19,353	1,529,096

Annual General Meeting Proposal Two:  Approval, on an Advisory Basis, of the Company’s Named Executive Officers Compensation

The Company’s shareholders voted approved, on an advisory basis, the compensation paid to the Company’s named executive officers by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
32,108,091	2,428,811	29,457	1,529,096

Annual General Meeting Proposal Three: Approval of the Company’s Luxembourg Statutory Accounts

The Company’s shareholders approved the Company’s annual accounts prepared in accordance with accounting principles generally accepted in Luxembourg for the year ended December 31, 2019 and its consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States including a footnote reconciliation of equity and net income to International Financial Reporting Standards for the year ended December 31, 2019 by the votes set forth in the table below:

For	Against	Abstain
35,971,256	18,138	106,061

Annual General Meeting Proposal Four: Approval of the Allocation of the Results of the Financial Year Ended December 31, 2019

The Company’s shareholders approved the profit of $309.3 million for the year ended December 31, 2019 be carried forward to the next financial year by the votes set forth in the table below:

For	Against	Abstain
36,013,718	24,371	57,366

Annual General Meeting Proposal Five: Approval of the Granting of Discharge to the Company’s Directors and Auditor

The Company’s shareholders approved the granting of discharge to the directors and auditor for the performance of their respective duties during the financial year ended December 31, 2019 by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
34,186,424	213,048	166,887	1,529,096

Annual General Meeting Proposal Six: Ratification of the Appointment of the Company’s Independent Auditor

The Company’s shareholders ratified the appointment of PricewaterhouseCoopers Société cooperative to be the Company’s independent auditor for all Luxembourg statutory accounts for the year ending December 31, 2020 by the votes set forth in the table below:

For	Against	Abstain
35,452,962	590,713	51,780

Annual General Meeting Proposal Seventh: Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

The Company’s shareholders ratified the audit committee’s appointment of PricewaterhouseCoopers LLP to be the Company’s independent registered public accounting firm for the year ending December 31, 2020 by the votes set forth in the table below:

For	Against	Abstain
35,449,007	594,700	51,748

Annual General Meeting Proposal Eighth: Authorization of Annual Dividend

The Company’s shareholders authorized the Company to declare an annual dividend in the amount of USD $15,295,258, which amounts have already been distributed as an interim dividend during the financial year, by the votes set forth in the table below:

For	Against	Abstain
36,031,493	13,990	49,972

Annual General Meeting Proposal Ninth: Authorization of the Company’s New Share Repurchase Program

The Company’s shareholders authorized the Company’s new share repurchase program, whereby the Board is empowered to repurchase up to 3.6 million of its outstanding ordinary shares over the next two years, by the votes set forth in the table below:

For	Against	Abstain
35,753,794	154,181	187,480

Annual General Meeting Proposal Tenth: Approval of the amendment to the Company’s Omnibus Incentive Program

The Company’s shareholders approved the Company’s amendments to the Omnibus Incentive Plan as described in its proxy statement by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
33,453,850	1,081,405	31,104	1,529,096

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO S.A.

	By:	/s/ Angelo N. Chaclas
	Name:	Angelo N. Chaclas
	Title:	Senior Vice President, Chief Legal Officer, Chief Compliance Officer & Corporate Secretary

Date: June 11, 2020